Exhibit 99.1
EDDIE BAUER REPORTS SECOND QUARTER
AND YEAR-TO-DATE 2006 RESULTS
REDMOND, WA, August 15, 2006 – Eddie Bauer Holdings, Inc. today reported financial results for the second quarter and year-to-date of 2006.
Second Quarter Results
For the second quarter ended July 1, 2006, total revenues were $225.7 million, compared to $243.8 million in the second quarter of 2005. Total revenues for the second quarter of 2006 included net merchandise sales of $211.6 million, shipping revenues of $8.6 million, licensing royalty revenues of $3.8 million, royalty revenues from foreign joint ventures of $1.6 million, and other revenues of $0.1 million. In the second quarter of 2005, total revenues included net merchandise sales of $229.4 million, shipping revenues of $9.3 million, licensing royalty revenues of $3.3 million, royalty revenues from foreign joint ventures of $1.5 million, and other revenues of $0.3 million.
Net merchandise sales for the second quarter of 2006 included $153.8 million of sales from the Company’s retail and outlet stores and $57.8 million of sales from its direct channel, which includes sales from its catalogs and websites. This compares to $169.8 million of sales from the Company’s retail and outlet stores and $59.6 million of sales from its direct channel in the year-ago second quarter. Comparable store sales for the second quarter of 2006 declined by 5.9%. Comparable store sales include net sales from retail and outlet stores that have been open for one complete fiscal year.
Fabian Mansson, Chief Executive Officer, commented, “While we are disappointed with our second quarter performance, we are looking forward to the upcoming introduction of our new Fall product line in our stores, in our catalogs and online. The collection has been revamped to be more consistent with our core customers’ preferences and Eddie Bauer’s heritage as an outdoor lifestyle brand. While we believe it will take some time to realize the full impact of the changes we have been making, and the consumer environment remains uncertain, we believe there are a number of opportunities ahead to leverage the strength and unique positioning of the Eddie Bauer brand.”
Gross margin for the three months ended July 1, 2006 was $79.7 million, representing a decrease of $19.3 million from the gross margin for the three months ended July 2, 2005. Gross margin percentage for the second quarter of 2006 declined to 37.7%, down from 43.1% for the second quarter of 2005. The principal factors impacting the decline in gross margin percentage for second quarter 2006 versus that of the comparable quarter in the prior year were decreased sales that resulted in higher occupancy costs as a percentage of net merchandise sales, higher levels of markdowns taken in order to drive merchandise sales, as well as amortization of intangible assets that the

Company recorded upon its emergence from bankruptcy and was not recorded in the prior year quarter.
The Company’s net loss for the second quarter of 2006 was $42.0 million, or a loss of $1.40 per diluted share, compared to net income of $69.5 million in the second quarter of 2005. The net income of $69.5 million in the second quarter of 2005 included a pre-tax gain of $107.6 million related to the Company’s emergence from bankruptcy and its required adoption of fresh start accounting. Per share amounts have not been reported for the second quarter of 2005, since the Company was a wholly-owned subsidiary of Spiegel, Inc. for the majority of the year-ago quarter and there were no shares outstanding for the combined entity. The Company emerged as a stand-alone entity on June 21, 2005, when Spiegel’s Chapter 11 Plan of Reorganization was declared effective and 30 million shares of common stock of Eddie Bauer Holdings were distributed to satisfy pre-petition claims.
Income (loss) from continuing operations before income taxes, interest expense and depreciation and amortization expense, or EBITDA(1), for the second quarter of 2006 was $10.6 million compared to $30.1 million for the second quarter of 2005 when excluding the Company’s $7.9 million of reorganization expenses and $107.6 million gain recorded upon its emergence from bankruptcy. EBITDA is a non-GAAP financial measure that the Company believes is an important metric because it is a key factor in how it measures its operating performance. See Unaudited Supplemental Financial Information for a reconciliation of EBITDA to its most comparable GAAP measure income (loss) from continuing operations before reorganization items and income tax expense. In addition, the Company incurred pre-tax non-cash stock-based compensation expense of $3.1 million in the second quarter of 2006. No stock-based compensation expense was incurred during the second quarter of 2005 because the Company did not grant any stock-based awards until the fourth quarter of 2005.
As previously reported, following a disappointing Fall/Holiday 2005, and Spring 2006 season, the Company has moved forward with a series of steps to improve performance, including modifying its merchandise assortments to better meet the needs of its core customers. Due to the long lead times in its business, the Company said it expects to realize the impact of these changes as new merchandise arrives in stores in the third and fourth quarter.
The Company continues to proceed with the process of listing its shares on a national exchange. On May 1, 2006, the Company filed its amended Form 10 with the Securities and Exchange Commission (SEC), and on June 30, 2006, the Form 10 became effective. As a result, Eddie Bauer Holdings, Inc. is now a reporting Company under the Securities Exchange Act of 1934 as amended. The Company is working to conclude the SEC review and its Nasdaq listing application is currently under review.
(1)     Our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net income, cash flows from operating activities and other measures of financial performance and liquidity reported in accordance with GAAP.

Year-to-Date Results
For the six months ended July 1, 2006, total revenues were $420.2 million, compared to $465.7 million in the same period last year. Total revenues for the six-month period included net merchandise sales of $392.2 million, shipping revenues of $16.7 million, licensing royalty revenues of $7.8 million, royalty revenues from foreign joint ventures of $3.2 million, and other revenues of $0.3 million. In the first half of 2005, total revenues included net merchandise sales of $436.0 million, shipping revenues of $18.6 million, licensing royalty revenues of $7.5 million, royalty revenues from foreign joint ventures of $3.0 million, and other revenues of $0.6 million.
Net merchandise sales for the six-month period of 2006 included $279.7 million of sales from the Company’s retail and outlet stores and $112.5 million of sales from its direct channel. This compares to $313.5 million of sales from the Company’s retail and outlet stores and $122.4 million of sales from its direct channel in the same period last year. Comparable store sales for the first half of 2006 declined by 7.7%.
Gross margin for the six months ended July 1, 2006 was $128.3 million, representing a decrease of $48.2 million from the gross margin for the six months ended July 2, 2005. Gross margin percentage for the first half of 2006 declined to 32.7%, down from a gross margin percentage of 40.5% for the first half of 2005. The decline in gross margin percentage for the six-month period versus that of the prior year period was primarily the result of higher occupancy costs as a percentage of net merchandise sales, higher levels of markdowns taken in order to drive merchandise sales, as well as amortization of intangible assets that the Company recorded upon its emergence from bankruptcy and was not recorded in the prior year quarter.
The Company’s net loss for the first half of 2006 was $77.6 million, or a loss of $2.59 per diluted share, compared to net income of $60.9 million in the first half of 2005. The net income of $60.9 million in the first half of 2005 included a pre-tax gain of $107.6 million related to the Company’s emergence from bankruptcy and its required adoption of fresh start accounting.
Income (loss) from continuing operations before income taxes, interest expense and depreciation and amortization expense, or EBITDA, for the six-month period of 2006 was a loss of $8.9 million compared to income of $37.0 million for the same period last year when excluding the Company’s $13.7 million of reorganization expenses and $107.6 million gain recorded upon its emergence from bankruptcy. In addition, the Company incurred pre-tax non-cash stock-based compensation expense of $6.4 million in the first half of 2006. No stock-based compensation expense was incurred during the first half of 2005 as the Company did not grant any stock-based awards until the fourth quarter of 2005.

As of July 1, 2006, the Company operated 375 retail and outlet stores in total, consisting of 267 retail stores and 108 outlet stores. The Company opened three retail stores and one outlet store during the second quarter and closed one retail and one outlet store. This compares to a total of 382 retail and outlet stores as of July 2, 2005, consisting of 279 retail stores and 103 outlet stores.
Conference Call
The Company will host a conference call on August 15, at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the Company’s financial results for the second quarter ended July 1, 2006.
•	To access the live conference call, participants may dial 877-502-9272 or 913-981-5581.

•	Webcast participants may sign up at the investors section of Eddie Bauer’s website (http://investors.eddiebauer.com/events.cfm).

•	A recorded replay of the conference call may be accessed through the Web site, or by dialing (888) 203-1112 or (719) 457-0820 and entering the code 5949450. The call will be rebroadcast through August 17, 2006 and will be available on the Company’s website through August 15, 2007.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 375 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in the Spiegel bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.
—Tables Follow—

CONSOLIDATED CONDENSED BALANCE SHEETS

	Successor	Successor
	As of	As of
	July 1,	December 31,
	2006	2005
	($ in thousands)
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$6,567	$74,186
Restricted cash	—	825
Accounts receivable, less allowances for doubtful accounts of $471 and $982, respectively	24,909	32,737
Current assets of discontinued operations	—	498
Inventories	138,029	142,302
Prepaid expenses	21,870	22,562
Current receivables from securitization interests	91,626	62,907
Deferred tax assets — current	2,077	2,745

Total Current Assets	285,078	338,762

Property and equipment, net of accumulated depreciation and amortization of $39,904 and $18,723, respectively	178,530	182,608
Goodwill	220,481	220,481
Trademarks	185,000	185,000
Other intangible assets, net	34,405	39,089
Other assets	27,908	22,712
Receivables from securitization interests	57,020	76,434
Deferred tax assets — noncurrent	59,024	88,150

Total Assets	$1,047,446	$1,153,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$46,969	$51,279
Accrued expenses	73,373	99,570
Current liabilities related to securitization interests	82,463	56,616
Short-term borrowings	6,524	—

Current portion of long-term debt	3,000	24,000

Total Current Liabilities	212,329	231,465

Deferred rent obligations	6,853	7,221
Unfavorable lease obligations, net	5,349	5,493
Long-term debt	273,000	274,500
Non-current liabilities related to securitization interests	51,318	68,791
Pension and other post-retirement benefit liabilities	20,696	20,746

Total Liabilities	569,545	608,216
Total Stockholders’ Equity	477,901	545,020

Total Liabilities and Stockholders’ Equity	$1,047,446	$1,153,236

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
		($ in thousands, except earnings per share)
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net sales and other revenues	$225,742	$243,793	$420,243	$465,723
Costs of sales, including buying and occupancy	131,930	130,438	263,890	259,536
Selling, general and administrative expenses	96,574	92,487	192,895	185,225

Total operating expenses	228,504	222,925	456,785	444,761
Operating income (loss)	(2,762)	20,868	(36,542)	20,962
Interest expense	(6,492)	(699)	(12,240)	(761)
Other income	569	—	1,535	—
Equity in earnings (losses) of foreign joint ventures	(704)	1,205	(1,100)	(95)

Income (loss) from continuing operations before reorganization items and income tax expense	(9,389)	21,374	(48,347)	20,106
Gain on discharge of liabilities	—	(107,559)	—	(107,559)
Reorganization costs and expenses, net	—	7,871	—	13,686

Income (loss) from continuing operations before income tax expense	(9,389)	121,062	(48,347)	113,979
Income tax expense	32,591	50,918	28,670	50,402

Income (loss) from continuing operations	(41,980)	70,144	(77,017)	63,577
Loss from discontinued operations (net of income tax expense (benefit) of $0, $(386), $0 and $(1,686), respectively)	—	(609)	(534)	(2,661)

Net income (loss)	$(41,980)	$69,535	$(77,551)	$60,916

Income (loss) per basic and diluted share:
Loss from continuing operations per share	$(1.40)	n/a	$(2.57)	n/a
Loss from discontinued operations per share	—	n/a	(0.02)	n/a
Net loss per share	(1.40)	n/a	(2.59)	n/a
Weighted average shares used to compute income (loss) per share:
Basic	29,991,684	n/a	29,991,684	n/a
Diluted	29,991,684	n/a	29,991,684	n/a
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
		($ in thousands, unaudited)
Income (loss) from continuing operations before reorganization items and income tax expense	(9,389)	21,374	(48,347)	20,106
Interest expense	6,492	699	12,240	761
Depreciation and amortization expense(1)	13,494	8,032	27,195	16,171

EBITDA	$10,597	$30,105	$(8,912)	$37,038

(1)     Excludes $197 and $311 of amortization expense included in interest expense for the three and six months ended July 1, 2006, respectively.